POWER OF ATTORNEY

The undersigned, who anticipates filing a Form ID and

periodically Forms 3, 4 and 5 with the Securities and

Exchange Commission pursuant to Section 16 of the

Securities Exchange Act of 1934, as amended, and the

rules and regulations of the Securities and Exchange

Commission, hereby constitutes and appoints C.M. Connor,

S.P. Hennessy and L.E. Stellato, or any of them, with

full power of substitution and resubstitution, as the

undersigned's true and lawful attorney-in-fact to complete,

sign and file for me in my name and in my capacity as an

executive officer of The Sherwin-Williams Company, said

Forms and any and all applications and other documents

to be filed with the Securities and Exchange Commission,

any national securities exchange and The Sherwin-Williams

Company relating to Section 16, including, without

limitation, any documents necessary to facilitate the

filing of Section 16 reports, with full power and

authority to do and perform any and all acts and things

whatsoever which in the opinion of such attorney-in-fact

is necessary or may be of benefit to the undersigned in

connection with the foregoing, hereby ratifying and

approving all such acts of such attorney-in-fact and

any such substitute for as long as the undersigned is

required to file reports under Section 16 of the

Securities Exchange Act of 1934, as amended.

Executed the date set opposite my name.

Date:  August 18, 2005       /s/ Timothy A. Knight